Exhibit 3.1

RESTATED CERTIFICATE OF INCORPORATION OF

WHIRLPOOL CORPORATION

FIRST: The name of the Corporation is Whirlpool Corporation.

SECOND: The address of its registered office in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

THIRD: The nature of the business or purposes to be conducted or promoted are as follows: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 260,000,000 shares, of which 250,000,000 shares shall be Common Stock, par value $1.00 per share, and 10,000,000 shares shall be Preferred Stock, par value $1.00 per share.

The shares of Preferred Stock may be issued from time to time in one or more series, each of which series may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of each such series of Preferred Stock adopted by the Board of Directors of the Corporation. Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such series may be made dependent upon facts ascertainable outside this Restated Certificate of Incorporation or any amendment thereto or outside the resolution or resolutions providing for the issue of each such series of Preferred Stock adopted by the Board of Directors of the Corporation, provided that the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of each such series of Preferred Stock is clearly and expressly set forth in the resolution or resolutions providing for the issue of each such series of Preferred Stock adopted by the Board of Directors of the Corporation. Authority to adopt such resolution or resolutions stating and expressing any or all of the foregoing is hereby expressly vested in the Board of Directors of the Corporation.

In particular and without limitation of the foregoing, the Board of Directors may establish, designate and fix the following with respect to each such series of Preferred Stock: the voting rights, if any, of the stock of each such series which may, without limiting the generality of the foregoing, include (i) the right to more or less than one vote per share on any or all matters voted upon by the stockholders, (ii) the right to vote, as a series by itself or together with other series of Preferred Stock or together with all series of the Preferred Stock as it class, upon such matters, under such circumstances and upon such conditions as the Board of Directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of the Corporation, and (iii) the right to vote cumulatively, as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class in any election of directors of the Corporation; the dividend rights, if any, of holders of stock of each such series; the terms on which stock of each such series may be redeemed, if the stock of such series is to be redeemable; the rights of holders of stock of each such series upon dissolution or any distribution of assets; the terms or amount of the sinking fund, if any, to be provided for the purchase or redemption of stock of each such series; the terms upon which the stock of each such series may be converted into or exchanged for stock of any other class or classes or of any one or more series of Preferred Stock, if the stock of such series is to be convertible or exchangeable; and such other designations, preferences and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions thereof, as shall be desired to be so fixed.

The holders of Common Stock, subject to the provisions of this Restated Certificate of Incorporation and to the rights of the holders of any series of Preferred Stock, shall have and possess all of the rights appertaining to capital stock of the Corporation.

No holder of Common Stock of the Corporation shall be entitled as such to any preemptive right to subscribe for, purchase or receive any part of the shares of stock of the Corporation at any time held in its treasury or of any unissued shares of any class of stock of the Corporation, either authorized at present or which may at any time hereafter be authorized, or of any issue of notes, bonds or debentures, whether or not convertible into any class of stock of the Corporation, or of any issue of warrants, options or rights to subscribe for shares of any class of stock of the Corporation.

FIFTH: (a) Subject to the rights of holders of Preferred Stock, the number of directors of the Corporation shall be determined from time to time by, or in the manner provided in, the By-Laws of the Corporation. Commencing at the annual meeting of stockholders that is held in calendar year 2010 (the “2010 Annual Meeting”), directors shall be elected annually for terms of one year, except that any director in office at the 2010 Annual Meeting whose term expires at the annual meeting of stockholders held in calendar year 2011 or calendar year 2012 (a “Continuing Classified Director”) shall continue to hold office until the end of the term for which such director was elected and until such director’s successor shall have been elected and qualified. Accordingly, at the 2010 Annual Meeting, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the annual meeting of stockholders that is held in calendar year 2011 and until such directors’ successors shall have been elected and qualified. At the annual meeting of stockholders that is held in calendar year 2011, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the annual meeting of stockholders that is held in calendar year 2012 and until such directors’ successors shall have been elected and qualified. At each annual meeting of stockholders thereafter, all directors shall be elected for terms expiring at the next annual meeting of stockholders and until such directors’ successors shall have been elected and qualified. Any vacancy in the Board of Directors or newly created directorship resulting from any increase in the number of directors may be filled by a majority of the directors then in office, although less than a quorum.

(b) Directors elected prior to the 2010 Annual Meeting and any director appointed to fill a vacancy of any director elected prior to the 2010 Annual Meeting, may be removed from office only for cause. Any other director may be removed from office with or without cause.

(c) Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in the By-Laws.

SIXTH: (a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

If the Delaware General Corporation Law hereafter is amended to further eliminate or limit the liability of a director, then a director of the Corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding paragraph, shall not be liable to the fullest extent permitted by the amended Delaware General Corporation Law.

Any repeal or modification of the foregoing two paragraphs by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

(b)(1) Each individual who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that such individual, or an individual of whom such individual is the legal representative, (i) is or was a director or officer of the Corporation, (ii) is or was serving (at such time as such individual is or was a director or officer of the Corporation) at the request of the Corporation as a director, officer, partner, trustee, administrator, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans or (iii) is or was serving (at such time as such individual is or was an employee or agent of the Corporation) at the request of the Corporation as a director, officer, partner, trustee or administrator of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, partner, trustee, administrator, employee or agent or in any other capacity while serving as a director, officer, partner, trustee, administrator, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, partner, trustee, administrator, employee or agent and shall inure to the benefit of such indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in paragraph (b)(2) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter “advances”); provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by an indemnitee in such indemnitee’s capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all advances if it shall ultimately be determined by final judicial decision that such indemnitee is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors or by action of any person to whom the Board of Directors has delegated such authority, provide indemnification to other employees and agents of the Corporation with the same scope and effect as the foregoing indemnification.

(b)(2) If a claim under paragraph (b)(1) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Corporation to recover advances, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such claim. In any action brought by the indemnitee to enforce a right hereunder (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) it shall be a defense that, and in any action brought by the Corporation to recover advances the Corporation shall be entitled to recover such advances if, the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall be a defense to an action brought by the indemnitee or create a presumption that the indemnitee has not met the applicable standard of conduct. In any action brought by the indemnitee to enforce a right hereunder or by the Corporation to recover payments by the Corporation of advances, the burden of proof shall be on the Corporation.

(b)(3) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

(b)(4) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

SEVENTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and to create, define, limit and regulate the powers of the Corporation, the directors and the stockholders:

(a) The Board of Directors shall have power to adopt, amend, alter and repeal the By-Laws of the Corporation.

(b) The presence at any stockholders’ meeting, in person or by proxy, of stockholders of the Corporation representing at least 50% of the voting power of the then outstanding stock of the Corporation entitled to vote thereat shall be necessary to constitute a quorum for the purpose of transacting business, except as otherwise provided by statute, but a smaller number may adjourn the meeting from time to time until a quorum shall be obtained.

(c) The Board of Directors may from time to time determine whether and to what extent and at what times and places and under what conditions and regulations the books and records of the Corporation or any of them shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any document, book or record of the Corporation, except as conferred by statute, unless authorized by resolution of the Board of Directors.

(d) Any contract, transaction or act of the Corporation or of the Board of Directors or of any committee thereof, or of any officer of the Corporation, which shall be ratified at any annual meeting of stockholders, or at any special meeting thereof called for such purpose, by the holders of a majority of the voting power of the then outstanding stock entitled to vote thereon, shall be as valid and as binding as though ratified by every stockholder of the Corporation.

(e) Any action required or permitted, to be taken by the stockholders of the Corporation must be taken at a duly called annual or special meeting of stockholders’ of the Corporation and the power of stockholders to consent in writing, without a meeting, to the taking of any such action is specifically denied.

EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders, or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

NINTH: The Corporation reserves the right to amend, alter, or repeal any of the provisions contained in its Restated Certificate of Incorporation in the manner now or hereafter set forth in this Restated Certificate of Incorporation and as prescribed by statute, and all rights and powers conferred on officers, directors and stockholders herein are granted subject to this reservation.

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